                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         BOSTON SCIENTIFIC CORPORATION
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                      [BOSTON SCIENTIFIC CORPORATION LOGO]

                                                           Natick, Massachusetts
                                                                   April 3, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Tuesday, May 5, 1998, at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts.

     This year you are being asked to elect three directors to the Company's Board of Directors and to approve the amendment and restatement of the Company's 1992 Employee Stock Purchase Plan. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" both Proposals.

     At the meeting, management will also report on the Company's affairs and an opportunity will be provided for stockholders to ask questions.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience. Record holders may use the electronic and telephonic voting options we are introducing for this year's meeting by following the instructions printed on the enclosed proxy.

     Thank you for your cooperation.

                                            Very truly yours,

                                            PETE M. NICHOLAS
                                            Chairman and
                                            Chief Executive Officer

                      [BOSTON SCIENTIFIC CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                           Natick, Massachusetts
                                                                   April 3, 1998

     The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at the BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts, on Tuesday, May 5, 1998, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

         1.   To elect three directors for the ensuing term;

         2. To amend and restate the Company's 1992 Employee Stock Purchase Plan; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Stockholders of record at the close of business on March 12, 1998, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Stockholders are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States. Record holders may also use the electronic and telephonic voting options we are introducing for this year's meeting by following the instructions printed on the enclosed form of proxy.

                                            By Order of the Board of Directors

                                            PAUL W. SANDMAN
                                            Secretary

                      [BOSTON SCIENTIFIC CORPORATION LOGO]

                          ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537

                                 APRIL 3, 1998

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.01 par value per share ("Common Stock"), of Boston Scientific Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 5, 1998, or at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the meeting.

     Proxies for use at the meeting will be mailed to stockholders on or about April 3, 1998, and will be solicited chiefly by mail, but additional solicitations may be made by telephone or other media by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy card are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Record holders may also vote electronically or telephonically by following the instructions printed on the proxy card. The Company's transfer agent, which is tabulating votes cast for the meeting, will count the last vote received from a stockholder, whether by telephone, proxy or ballot or electronically through the Internet.

     Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. Shares represented by executed proxies which abstain or are withheld from voting on any matter to be acted upon at the meeting will be considered for the purpose of determining whether a quorum is present at the meeting, but will not be considered in determining whether the matter is approved by an affirmative vote of the requisite percentage of the shares voting on the matter. Similarly, broker non-votes on any matter will be considered for the purpose of determining whether a quorum is present, but will not be considered in determining whether the matter is approved by an affirmative vote of the requisite percentage of shares voting on the matter. If no specific instructions are given, the appointed proxies intend to vote the shares represented by returned proxies "For" the Proposals as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the meeting.

     The form of proxy will also serve to instruct the trustee of the Boston Scientific Corporation 401(k) Savings Plan on how to vote any shares of Common Stock of the Company held by the Savings Plan. The number of shares allocated to a participant in the Savings Plan is separately indicated on the form of proxy enclosed.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 12, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On March 12, 1998, the Company had outstanding 194,148,500 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting and which have actually voted is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting and which have actually voted is generally required for the approval of other matters that may properly come before the meeting, including the proposal to amend and restate the 1992 Employee Stock Purchase Plan.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 1, 1998, regarding the beneficial ownership of the Company's Common Stock of (i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, one of whom was the chief executive officer of the Company, at December 31, 1997, (ii) those persons who were, at December 31, 1997, the other four most highly compensated executive officers of the Company and its subsidiaries whose aggregate cash compensation exceeded $100,000, and
(iii) all present executive officers and directors of the Company as a group. For comparable information with respect to the directors, see "PROPOSAL NO. 1 -- TO ELECT THREE DIRECTORS" on pages 5 through 10. The Company had outstanding on March 1, 1998, 193,989,904 shares of Common Stock.

                                                              AMOUNT AND NATURE    PERCENTAGE OF
                                                                OF BENEFICIAL         COMMON
                  NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)           STOCK
                  ------------------------                    -----------------    -------------
John E. Abele(2)
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760............................................     14,359,956             7.4%
Scott M. Schooley(3)
as Trustee of The Abele Children's
Irrevocable Trust
Dated October 29, 1979
c/o Bingham, Dana & Gould
100 Pearl Street
Hartford, CT 06103..........................................     18,000,000             9.3%
Pete M. Nicholas(4)
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760............................................     27,330,605            14.1%
Promerica, L.P.(5)
Pete M. Nicholas, General Partner
c/o Bingham, Dana & Gould
100 Pearl Street
Hartford, CT 06103..........................................     26,058,670            13.4%
Lawrence C. Best(6).........................................        729,961               *
James M. Corbett............................................          4,408               *
Paul W. Sandman(7)..........................................         58,231               *
All directors and executive officers as a group
  (18 persons)(2)(4)(6)(7)(8)...............................     44,345,727            22.6%

---------------

  * Reflects beneficial ownership of less than one percent (1%) of the outstanding Common Stock of the Company.

(1) Beneficial ownership has been computed in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons named have sole voting and investment power over the shares listed.

(2) Excludes 18,000,000 shares of Common Stock held by Scott M. Schooley as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 466,800 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S.

    Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 100,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership. Includes 100,000 shares of Common Stock subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(3) Mr. Schooley disclaims beneficial ownership of these shares.

(4) Excludes 6,489,097 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Pete Nicholas' children, 85,477 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Pete Nicholas' children and spouse, and 30,000 shares held by Pete M. Nicholas and Anastasios Parafestas as Trustees of The NJN 1997 Family Trust Dated October 28, 1997, an irrevocable trust for the benefit of Mr. N.J. Nicholas' children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes one share owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 26,058,670 shares of Common Stock held by Promerica, L.P., a limited partnership of which Mr. Pete Nicholas is general partner, separately presented above, with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, and 150,000 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(5) These shares are also included in the shares held by Pete M. Nicholas, separately presented above, because as general partner of Promerica, L.P. Mr. Nicholas is deemed to have beneficial ownership of these shares.

(6) Includes 660,000 shares subject to exercisable options granted to Mr. Best pursuant to certain Stock Option Agreements dated June 22, 1992 and the Company's 1995 Long-Term Incentive Plan.

(7) Includes 55,000 shares subject to exercisable options granted to Mr. Sandman pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans. The balance (except one share) is held jointly by Mr. Sandman and his spouse, with whom he shares voting and investment power.

(8) Includes 1,960,483 shares subject to exercisable options granted to directors and executive officers not named above pursuant to various incentive programs and 17,076 shares subject to exercisable warrants granted by SCIMED Life Systems, Inc. to certain non-employee directors and assumed by the Company in 1995.

                   PROPOSAL NO. 1 -- TO ELECT THREE DIRECTORS

     The Board of Directors of the Company is divided into three classes, as nearly equal in number as possible. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Three directors are to be elected at the Annual Meeting to serve as Class III directors until the 2001 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The Board of Directors proposes that the nominees described below be elected to serve as Class III directors. Each person named below is now a director of the Company. In the event any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. N. J. Nicholas, Jr., a Class III director of the Company, is the brother of Pete M. Nicholas, Chairman, President and Chief Executive Officer of the Company.

     The directors of the Company, including the nominees for election as Class III directors at the meeting, their ages, the year in which each first became a director, their principal occupations or employment during the past five years, any other public companies of which they are a director and the number and percentage of shares of Common Stock beneficially owned by each as of March 1, 1998, are as follows:

CLASS I DIRECTORS (TERM EXPIRES 1999)

                                      YEAR                                      AMOUNT AND
                                     FIRST                                      NATURE OF      PERCENTAGE OF
                                     BECAME         PRINCIPAL OCCUPATION        BENEFICIAL        COMMON
         INCUMBENT            AGE   DIRECTOR     DURING THE LAST FIVE YEARS    OWNERSHIP(1)        STOCK
         ---------            ---   --------     --------------------------    ------------    -------------
Charles J. Aschauer, Jr.....  69      1992     Retired; Executive Vice               3,866          *
                                               President and Director,
                                               1978-1989, Group Vice
                                               President, 1976-1978, and
                                               Corporate Vice President,
                                               1971-1976, of Abbott
                                               Laboratories (hospital
                                               products business); Mr.
                                               Aschauer also serves as a
                                               director of Linc Capital, Inc.
                                               (a financial services
                                               company).

Randall F. Bellows..........  69      1995     Retired; Founder and Executive       41,442(2)       *
                                               Vice President, 1964-1990, and
                                               Director since 1964, of Cobe
                                               Laboratories, Inc. (a medical
                                               device manufacturer), and
                                               Director, SCIMED Life Systems,
                                               Inc., 1992-1995; Mr. Bellows
                                               also serves as a director of
                                               Ultimate Electronics Inc.

Pete M. Nicholas............  56      1979     Founder, Chairman, President     27,330,605(3)     14.1%
                                               and Chief Executive Officer
                                               since 1979 of the Company; Mr.
                                               Nicholas also serves as a
                                               trustee of Duke University.

CLASS II DIRECTORS (TERM EXPIRES 2000)

                            YEAR                                          AMOUNT AND
                           FIRST                                          NATURE OF      PERCENTAGE OF
                           BECAME           PRINCIPAL OCCUPATION          BENEFICIAL        COMMON
    INCUMBENT       AGE   DIRECTOR       DURING THE LAST FIVE YEARS      OWNERSHIP(1)        STOCK
    ---------       ---   --------       --------------------------      ------------    -------------
John E. Abele......  61     1979     Director and Founder since 1979,     14,359,956(4)      7.4%
                                     Founder Chairman since 1996, Co-
                                     Chairman, 1979-1995, and
                                     Treasurer, 1979-1992, of the
                                     Company.

Joel L. Fleishman... 63     1992     President, The Atlantic                  21,916(5)       *
                                     Philanthropic Service Company,
                                     Inc., since 1993, and Professor of
                                     Law and Public Policy, together
                                     with other administrative
                                     positions, Duke University, since
                                     1971; Mr. Fleishman is also Vice
                                     Chairman of the Urban Institute
                                     and director of the Samuel and
                                     Ronnie Heyman Center for Ethics,
                                     Public Policy and the Professions.

Lawrence L. Horsch.. 63     1995     Acting Chief Financial Officer,          51,796(6)       *
                                     1994-1995, Chairman of the Board,
                                     1977-1994, and Director,
                                     1977-1995, SCIMED Life Systems,
                                     Inc.; Chairman since 1990, Eagle
                                     Management & Financial Corp. ( a
                                     management consulting firm); and
                                     Chairman and Chief Executive
                                     Officer, 1987-1990, Munsingwear,
                                     Inc. (an apparel company).

CLASS III DIRECTORS (TERM EXPIRES 2001)

                             YEAR                                          AMOUNT AND
                            FIRST                                          NATURE OF      PERCENTAGE OF
                            BECAME         PRINCIPAL OCCUPATION            BENEFICIAL        COMMON
     NOMINEE         AGE   DIRECTOR     DURING THE LAST FIVE YEARS        OWNERSHIP(1)        STOCK
     -------         ---   --------     --------------------------        ------------    -------------
Joseph A. Ciffolillo  59     1992    Retired; Executive Vice President,     484,345(7)         *
                                     Office of the Chairman, 1995-1996,
                                     and Executive Vice President and
                                     Chief Operating Officer,
                                     1989-1995, of the Company;
                                     President, Microvasive, Inc.,
                                     1988; President, Medi-Tech,
                                     Incorporated, 1983-1988; Mr.
                                     Ciffolillo also serves as a
                                     trustee of Bucknell University and
                                     as a director of CompDent
                                     Corporation (a dental health
                                     maintenance organization),
                                     Innovasive Devices, Inc. (a tissue
                                     repair company) and CardioThoracic
                                     Systems, Inc. (a minimally
                                     invasive coronary artery bypass
                                     company).

N. J. Nicholas, Jr.   58     1994    Private Investor; Co-Chief              41,150(8)         *
                                     Executive Officer, Time-Warner,
                                     Inc., 1990-1992; President, Time,
                                     Inc., 1986-1990; Mr. Nicholas also
                                     serves as a director of Xerox
                                     Corporation and Bankers Trust New
                                     York Corporation.

Dale A. Spencer....   52     1995    Executive Vice President, Office        746,209(9)         *
                                     of the Chairman, 1995-1996, of the
                                     Company; Chairman of the Board,
                                     1994-1995, Chief Executive
                                     Officer, 1986-1995, and President,
                                     1982-1995, SCIMED Life Systems,
                                     Inc.

---------------

   *Reflects beneficial ownership of less than one percent (1%) of the outstanding Common Stock of the Company.

(1) Beneficial ownership has been computed in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the persons named have sole voting and investment power over the shares listed.

(2) Includes 22,200 shares of Common Stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan, 17,076 shares of Common Stock subject to exercisable warrants granted by SCIMED Life Systems, Inc. to certain non-employee directors and assumed by the Company in 1995, and 2,166 shares of Common Stock subject to exercisable options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan.

(3) Excludes 6,489,097 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Pete Nicholas' children, 85,477 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Pete Nicholas' children and spouse, and 30,000 shares held by Pete M. Nicholas and Anastasios Parafestas as Trustees of The NJN 1997 Family Trust Dated October 28, 1997, an irrevocable trust for the benefit of Mr. N.J. Nicholas' children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Also excludes one share owned by Mr. Pete Nicholas' daughter, with respect to which Mr. Pete Nicholas disclaims beneficial ownership. Includes 26,058,670 shares of Common Stock held by Promerica, L.P., a limited partnership of which Mr. Pete Nicholas is general partner, with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, and 150,000 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(4) Excludes 18,000,000 shares of Common Stock held by Scott M. Schooley as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 466,800 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 100,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership. Includes 100,000 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(5) Excludes 2,000 shares held by a charitable foundation of which Mr. Fleishman is president and with respect to which Mr. Fleishman disclaims beneficial ownership. Includes 3,666 shares subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan.

(6) Includes 46,106 shares of Common Stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan and assumed by the Company in 1995 and 2,166 shares subject to exercisable options granted pursuant to the Company's Non-Employee Directors' Stock Option Plan, as well as 3,524 shares owned jointly with Mr. Horsch's wife, with respect to which Mr. Horsch shares voting and investment power.

(7) Excludes 512,090 shares owned by a trust of which Mr. Ciffolillo's spouse and children are trustees or beneficiaries and 34,000 shares owned by a charitable trust of which Mr. Ciffolillo, his spouse and children are trustees, with respect to all of which Mr. Ciffolillo disclaims beneficial ownership. Includes 142,600 shares subject to exercisable options granted to Mr. Ciffolillo pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

(8) Excludes 6,489,097 shares of Common Stock held by Scott M. Schooley and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust Dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, as well as 85,477 shares of Common Stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter
    M. Nicholas 1993 Irrevocable Family Trust Dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, 4,800 shares owned by Mr. N. J. Nicholas, Jr.'s daughter and 30,000 shares held by Pete M. Nicholas and Anastasios Parafestas as Trustees of The NJN 1997 Family Trust Dated October 28, 1997, an irrevocable trust for the benefit of Mr. N.J. Nicholas' children, with respect to all of which Mr. N.
    J. Nicholas, Jr. disclaims beneficial ownership. Includes 2,166 shares of Common Stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 984 Common Stock equivalents pursuant to the Company's Deferred Compensation Program.

(9) Includes 317,152 shares of Common Stock subject to exercisable options granted pursuant to certain SCIMED Life Systems, Inc. employee incentive plans assumed by the Company in 1995 and 10,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 21,856 shares held by Mr. Spencer as custodian for his children and 46,000 shares held by a charitable remainder unitrust, with respect to all of which Mr. Spencer disclaims beneficial ownership.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, which met in person four times during the 1997 fiscal year. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, the Company's internal auditors and independent auditors. In addition, the Audit Committee is responsible for recommending to the Board of Directors the appointment of the independent auditors, reviewing the performance of the independent auditors as well as their budgeted and actual fees, and reviewing the performance of non-audit services by the Company's independent auditors. Mr. Aschauer, Mr. Fleishman, Mr. Horsch and Mr. N. J. Nicholas, Jr. serve on the Audit Committee of the Board.

     The Board of Directors has a Compensation Committee which met in person or telephonically eight times during the 1997 fiscal year. The Compensation Committee's functions are to grant stock options and other awards to the Company's key employees and otherwise administer the Company's incentive plans, to review the compensation of the Company's executive officers and to recommend to the Board of Directors the salaries and bonuses for the Company's executive officers. Mr. Aschauer, Mr. Fleishman and Mr. Bellows serve on the Compensation Committee of the Board.

     The Company does not have a nominating committee or committee performing a similar function.

     During the 1997 fiscal year, the Board of Directors met in person or telephonically nine times, and acted one time by written consent. Each director attended more than seventy-five percent of the Board meetings and the meetings of Board committees on which the director served.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. Directors who are not employees receive an annual retainer of $25,000, a meeting fee of $1,000 for each meeting attended, plus reimbursement for traveling costs and other out-of-pocket expenses incurred in attending such meetings. Directors who serve on one or more of the committees of the Board of Directors receive no additional compensation. In addition, pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan, each non-employee director is granted an annual option, generally at each annual meeting of stockholders of the Company, to purchase 2,000 shares of Common Stock. The option exercise price is the fair market value on the date of grant. The options granted become exercisable in three equal annual installments commencing on the first anniversary of the date of grant and remain exercisable for ten years from the date of grant. Directors may defer receipt of the annual retainer and meeting fees pursuant to the Company's Deferred Compensation Program, which may be invested in Common Stock equivalents as well as other investment options.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS

     In accordance with the terms and conditions of the Agreement and Plan of Merger, dated November 8, 1994 (the "Merger Agreement"), among the Company, a wholly owned subsidiary of the Company, and SCIMED Life Systems, Inc. ("SCIMED"), the number of directors of the Company was increased from six to nine and Lawrence L. Horsch, Randall F. Bellows and Dale A. Spencer were elected to the Board of Directors of the Company as of February 24, 1995, the effective date of the merger. The Merger Agreement was approved by the shareholders of the Company at a Special Meeting of Shareholders held on February 23, 1995.

     In connection with the execution of the Merger Agreement, Pete M. Nicholas, The Peter M. Nicholas 1979 Irrevocable Trust, The Peter M. Nicholas 1993 Irrevocable Family Trust and Promerica, L.P. (a limited partnership of which Mr. Pete Nicholas is the General Partner), John E. Abele, The Abele Children's Irrevocable Trust and The Abele Family 1993 Charitable Trust entered into Voting Agreements with SCIMED, pursuant to which these shareholders agreed to vote Common Stock beneficially owned by them in favor of the election of Dale A. Spencer as a Class III director of the Company at the Special Meeting. Common Stock beneficially owned by these shareholders constituted at that time approximately 44.4% of the outstanding shares of the Company entitled to vote at the Special Meeting.

     In connection with the execution of the Merger Agreement, Dale A. Spencer, then Chairman of the Board and Chief Executive Officer of SCIMED, entered into an Employment Agreement with the Company and SCIMED (as amended, the "Spencer Employment Agreement") which became effective as of February 24, 1995. A summary of the principal terms and conditions of the Spencer Employment Agreement is set forth on pages 21 through 22 hereof under the caption "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

    PROPOSAL NO. 2 -- TO AMEND AND RESTATE THE BOSTON SCIENTIFIC CORPORATION
                       1992 EMPLOYEE STOCK PURCHASE PLAN

     The Company offers eligible employees the opportunity to purchase Common Stock on a regular basis, generally through payroll deduction, under its 1992 Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to encourage ownership of Common Stock by employees of the Company and related corporations and to promote the success of the business of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Company is in the process of expanding the opportunity for eligible employees to purchase equity in the Company through the Plan to eligible employees resident in Company locations around the world. Management believes that expansion of this opportunity to sites outside of the United States will create a benchmark globally unifying program, help to align employee and shareholder interests, and support a corporate value of recognizing and rewarding excellence by sharing Company success with the employees who help the Company achieve that success.

     In order to facilitate participation by eligible employees around the world and to provide for certain administrative and operational changes, the Board of Directors of the Company approved the amendment and restatement of the Plan effective October 1, 1997, subject to stockholder approval of those amendments which require stockholder action.

     Amendments to the Plan approved by the Board include: (i) the change in the name of the Plan to the "Global Employee Stock Ownership Plan" (the "GESOP");
(ii) certain amendments to ease the impact of compliance with local law and custom in the jurisdictions in which the GESOP will be offered, including the establishment of one or more local subplans; (iii) the shortening of the required minimum holding period for Common Stock purchased under the GESOP from twelve months to three months; (iv) clarification of eligible compensation available to purchase Common Stock under the GESOP; (v) the extension of the term of the GESOP through September 30, 2007; (vi) the elimination of any minimum employment term (currently twelve months) prior to eligibility to participate in the GESOP; and (vii) the elimination of the requirement for stockholder approval to modify the employee eligibility provisions of the GESOP. As a result of the change described in clause (vii) of the preceding sentence, the only amendments to the GESOP that would, in the future, require stockholder approval are those that would increase the number of shares of Common Stock available for purchase under the GESOP.

     Amendments (vi) and (vii) above (employee eligibility and amendment of the GESOP) require stockholder approval under the Plan. The remaining amendments do not require stockholder approval and were deemed effective upon approval by the Board, whether or not stockholder approval of the other amendments is later received. The GESOP is currently being implemented assuming that stockholder approval will be obtained at the meeting with respect to the two relevant amendments; participants have been notified that the existing Plan provisions with respect to employee eligibility and amendment of the GESOP would remain in effect should stockholder approval not be received.

     Set forth below is a summary of certain provisions of the GESOP and a brief and general description of the U.S. Federal income tax treatment applicable to the purchase of Common Stock under the GESOP. Applicable tax treatment for eligible employees outside the United States is generally subject to the laws, rules and regulations of the taxing authorities in local jurisdictions.

     Term. The GESOP has a term of ten years commencing as of October 1, 1997. No opportunity to purchase Common Stock under the GESOP may be granted on or after September 30, 2007, but prior grants may extend beyond that date.

     Administration. The GESOP is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The current members of the Committee are Charles J. Aschauer, Jr., Joel L. Fleishman and Randall F. Bellows. The Committee has the authority and discretion, among other things, to interpret the GESOP, to prescribe, amend and rescind rules and regulations relating to the GESOP, to resolve disputes arising under the GESOP, to determine which and when related corporations may participate in the GESOP, to determine the terms under which shares of Common Stock may be purchased under the GESOP, and to make all other determinations necessary or advisable for the administration of the GESOP. The Committee has delegated its authority, responsibility and discretion to administer the day-to-day operation of the GESOP to certain executive officers and employees of the Company.

     Eligibility. Generally, employees who have properly completed a membership agreement and are customarily employed by and regularly scheduled to work for the Company, or those of its related corporations designated by the Committee, for more than twenty hours per week will be eligible to purchase Common Stock under the GESOP. No rights to purchase Common Stock will be granted to any employee, however, if, after the grant of the right and all other grants under the GESOP and any other stock purchase plan of the Company or its related corporations, such employee would own Common Stock possessing five percent (5%) or more of the total voting power or value of the Company's Common Stock, or if such grant would result in the employee's accruing rights in a calendar year to purchase more than $25,000 in value of Common Stock under the GESOP and any other stock purchase plan of the Company or its related corporations. The Committee may establish additional limitations for accounting or any other reason on the number of shares of Common Stock available for purchase by eligible employees from time to time or with respect to one or more Offering Periods.

     Offering Periods. The GESOP provides for generally six-month periods ("Offering Periods"), to be designated by the Compensation Committee, during which payroll deductions will be accumulated under the GESOP. Each Offering Period shall commence on the first business date (the "Commencement Date") coincident with or next following the applicable entry date designated by the Committee as the beginning of an Offering Period (typically, the first business day of the first and third calendar quarters of a calendar year), and shall conclude generally on the last business day of the sixth calendar month ending after the Commencement Date; provided that the current Offering Period covers the period from October 1, 1997 to June 30, 1998.

     On the first day of each Offering Period, subject to the terms of the GESOP, the Company will grant to each eligible employee who is then a participant in the GESOP an option to purchase on the last day of such Offering Period at the Option Price (as defined below) such number of shares of Common Stock reserved under the GESOP as the employee's accumulated payroll deductions on the last day of the Offering Period will pay for at the Option Price. The "Option Price" for each Offering Period is equal to (a) the lesser of (i) 85% of the fair market value per share of Common Stock on the first business day of the Offering Period and (ii) 85% of the fair market value per share of Common Stock on the last business day of the Offering Period or (b) 85% of the actual purchase price of Common Stock if purchased on the New York Stock Exchange. On March 12, 1998, the last reported sale price of a share of Common Stock on the New York Stock Exchange was $65.375.

     Options. Options granted under the GESOP are not transferable and, during the lifetime of the optionee, may not be exercised by anyone other than the optionee. All unexercised rights to purchase shares will terminate upon termination of employment of an optionee, and any accumulated payroll deductions of the optionee will be refunded in cash.

     Amendments. The Board of Directors may terminate or amend the GESOP at any time; provided, however, that the Board of Directors may not, without approval by the stockholders of the Company in a manner satisfying the requirements of
Section 423 of the Code, increase the maximum number of shares of Common Stock available for purchase under the GESOP. In addition, no termination or amendment of the GESOP may adversely affect the rights of an optionee in the reasonable discretion of the Committee with respect to any option held as of the date of such termination or amendment without the optionee's consent.

     Transfer Restrictions. Under the terms of the GESOP, shares of Common Stock purchased under the GESOP may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent or distribution, until the date which is three months after the last day of the Offering Period in which they were purchased.

     Federal Tax Treatment of Options under Stock Purchase GESOP. The GESOP is intended to qualify as an "employee stock purchase plan" as defined under
Section 423 of the Code. Under the applicable Code provision, an employee subject to United States taxation will recognize no federal income tax upon either the grant or exercise of an option granted under the GESOP. If the employee subject to United States taxation sells or otherwise disposes of shares of Common Stock purchased under the GESOP within two years after the date the applicable option was granted, or within one year after the date such option was exercised, such employee will be taxed at ordinary income rates on an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the time the option was exercised and the Company will be entitled to a deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and the employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss.

     If an employee sells or disposes of shares more than two years after the applicable option was granted, and more than one year after the option was exercised, such employee will be taxed at ordinary income rates on the amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of the disposition over the exercise price and (ii) or fifteen percent (15%) of the fair market value of the shares at the time the option was granted, and the Company will not be entitled to a corresponding deduction. The difference between the amount realized on the disposition of such shares and the optionee's tax basis in such shares (as adjusted by the amount of ordinary income recognized) will be recognized as a capital gain.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting, and which have actually voted, is required to approve the amendment and restatement of the Plan.

AWARDS PREVIOUSLY GRANTED UNDER THE PLAN

     The following table sets forth information as of March 1, 1998, with respect to various purchases under the Plan since the Plan was adopted by the Company by (i) each of the Company's chief executive officer and the Named Officers, (ii) all current executive officers of the Company as a group, (iii) all eligible directors, excluding current executive officers, of the Company as a group, and (iv) all employees of the Company, excluding executive officers, as a group. Non-employee Directors of the Company are not eligible to participate under the Plan.

                                                              SHARES PURCHASED UNDER
NAME AND POSITION                                              STOCK PURCHASE PLAN
-----------------                                             ----------------------
Pete M. Nicholas
  Founder, Chief Executive
  Officer and Chairman of the Board.........................               0

John E. Abele
  Director and Founder......................................               0

Lawrence C. Best
  Senior Vice President -- Finance & Administration and
  Chief Financial Officer...................................           5,159

James M. Corbett
  Senior Vice President and President --
  Boston Scientific International...........................               0

Paul W. Sandman
  Senior Vice President, Secretary and
  General Counsel...........................................           1,074

All executive officers as a group (10 persons)..............          10,351

All eligible directors of the Company, excluding executive
  officers, as a group
  (2 persons)...............................................           6,079

All employees of the Company, excluding executive officers,
  as a group
  (approximately 1,800 persons).............................         514,215

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ITS APPROVAL.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report by the Compensation Committee required by rules of the Securities and Exchange Commission to be included in this Proxy Statement is not to be considered incorporated by reference in other filings by the Company with the Securities and Exchange Commission.

General

     Since its inception, the Company has sought to provide a competitive compensation program in order to recruit, motivate, reward and retain executive talent of the caliber necessary to provide long-term growth opportunities for the Company's stockholders. Beginning in 1993, the Compensation Committee and the Company have periodically retained an independent compensation consultant to advise on ways of assuring that the Company's compensation program is competitive with companies in the same market for executive talent and provides appropriate linkage to the creation of stockholder value. The reports of the independent compensation consultant have taken into account the impact of the Company's acquisition programs on its strategic mass, the compensation practices of the Company's principal competition, and the scope of executive responsibilities. The Committee has considered these reports when adjusting executive compensation.

     The consultant's studies assess the competitiveness of the Company's executive compensation program, comparing base salary, annual variable bonus pay, long-term performance incentives (principally stock option grants) and perquisites and executive benefits, with defined industry reference groups, including selected health industry manufacturers, high technology and biotechnology companies with similar corporate revenues and employee populations, and general industrial companies with similar corporate revenues. From the reference groups, the consultant constructs a composite competitive rate of compensation for a variety of managerial and executive positions against which executive compensation levels are compared. The selected health industry manufacturers reference group consists of certain companies included in the Standard & Poor's Healthcare (Medical Products and Supplies) Index described in the Corporate Performance Graph on page 24, as well as other companies considered comparable.

     The Company's executive compensation program is aimed at maintaining the Company's reputation as an above-average base salary employer for management talent within a highly competitive industry. It also is aimed at establishing a well-communicated and measurable annual variable performance-based bonus pay program which clearly articulates the rationale for bonus payments. In addition, the program incorporates long-term incentives, principally in the form of multiple year stock option grants, to attract and retain key individuals. The overall program reflects a conscious shift toward increasing the portion of total compensation composed of variable and incentive pay which is based on performance goals considered generally above levels typically established by organizations with which the Company might compete. Generally, this shift is intended to be accomplished by a combination of limiting annual merit increases in base salary relative to the Company's reference groups and expanding opportunities for enhanced variable and incentive compensation.

Executive Base Salary

     Salaries paid to executive officers (other than the chief executive officer) are based upon recommendations of the chief executive officer presented to the Compensation Committee for approval or modification. For 1997, the chief executive officer recommended merit increases, base salary adjustments or promotional increases for certain executive officers based on each officer's contribution to the Company's performance and business objectives. The Compensation Committee made minor adjustments in base salaries for those executive officers (other than the chief executive officer) based on the recommendation of the chief executive officer.

Annual Variable Bonus Pay

     The Company's Performance Bonus Award Program for salaried personnel seeks to provide pay for performance by linking bonus awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of annual company and individual objectives. Corporate achievement is measured against sales and profitability goals through a matrix of revenue and net income objectives to create a range of bonus award opportunities. Individual achievement is measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. Generally, annual variable bonus pay at the executive level is heavily weighted toward overall corporate performance in accordance with the Committee's belief that a principal function of executive personnel is to increase overall shareholder value. At the recommendation of the chief executive officer, the Compensation Committee increased the target bonus percentage for eligible executive officers for 1997 in recognition of the challenges created by the increased strategic mass of the Company. Corporate goals for 1997 were intended to be very aggressive and to provide for a limited degree of flexibility. The Company fell short of the Performance Bonus Award Program revenue and net income targets for 1997. As a result, the Company's chief executive officer recommended that no cash bonuses be granted to executive officers for 1997 (with the exception of one newly appointed executive officer who received a cash bonus in recognition of a bonus forgone from a former employer). Yet, the Company performed well relative to its major competitors, the companies included in the Standard & Poor's Healthcare (Medical Products and Supplies) Index, and the healthcare industry as a whole. For this reason, the chief executive officer recommended that special stock option grants be made to executive officers under which value would be realizable if the strategic and operational programs implemented in 1997 ultimately result in increased stockholder value. The Company's Compensation Committee approved this program and granted special stock options to executive officers at year end having an exercise price equal to the fair market value of Common Stock on the date of grant.

Long Term Incentives

     The Company's broad-based stock option program is intended to attract, retain and motivate key employees for the long term. The Company has sought to coordinate and strengthen its stock incentive program in light of its recent acquisitions and mergers to eliminate inconsistencies among the various programs previously in place and to establish common objectives for all eligible employees. The Compensation Committee has approved, upon management recommendation, option grants deep into the organization and across businesses in amounts appropriate for each individual's level of responsibility and ability to affect overall corporate objectives. Options granted to executive officers are typically granted at fair market value as of the date of grant and vest over a period of five years. They are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment.

     Based on the structure established for grants throughout the Company, options to purchase shares of common stock were granted to each of the executive officers of the Company in 1997 in accordance with a pre-existing program for key management level personnel. In addition, special option grants were made to executive officers at year end in lieu of cash bonuses.

Retention Agreements

     In May of 1996, the Compensation Committee recommended to the Board of Directors of the Company, and the Board approved, retention agreements with key executives of the Company, including the Named Officers ("Retention Agreements"). The Committee concluded, after consultation with independent compensation consultants and outside counsel, and the Board concurred, that (i) entering into retention agreements providing reasonable compensation and benefits for key executives upon a change in control of the Company would enhance the loyalty and morale of those executives if the potential for such a change in control were to exist, thus reducing the risk of a depletion in the Company's human resource capital, increasing the commitment of those executives to the Company's best interests, and preserving and enhancing the value of the Company and its business under the circumstances of a potential change in control, and (ii) the practice of entering into retention agreements providing benefits and compensation to key executives upon a change in control is so prevalent among large United States employers that it is in the Company's best interests to enter into such agreements with its own key executives in order to offer competitive employment conditions that would enable the Company to attract and retain the most talented persons in key executive positions. The Retention Agreements provide for obligations and benefits generally typical for change in control agreements of this sort and are discussed on pages 21 through 23 of this Proxy Statement under the caption "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

Chief Executive Officer's Compensation

     As of January 1, 1997, the Compensation Committee established base salaries for all executive officers, including the chief executive officer, based on 1996 salary levels and certain increases in executive responsibility, in accordance with the Company's overall program to limit annual merit increases in base salary. The base salary and corresponding bonus opportunity of the chief executive officer were increased modestly for 1997 to reflect the significantly broader responsibilities assigned to the chief executive officer as a result of the increased strategic mass of the Company. Near the conclusion of the fiscal year, the Compensation Committee determined not to pay cash bonuses under the Company's Performance Bonus Award Program, but instead to grant stock options to executive officers. After discussion, the Compensation Committee determined that the chief executive officer would receive no cash bonus for 1997, but would receive a stock option on the same terms as other executive officers. The option grant in lieu of cash bonus reflects the Company's performance relative to plan and relative to its major competitors and compares favorably with survey information provided by the Company's compensation consultant relative to variable compensation paid to other similarly situated chief executive officers.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In 1996, the Company modified certain portions of the performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting the Company's overall compensation strategy. One example of the Company's efforts to comply with the statute in those circumstances where such compliance can be achieved consistent with the Company's overall compensation philosophy is the amendment to the Company's 1995 Long-Term Incentive Plan, approved by the Board of Directors and shareholders of the Company in 1996, limiting aggregate awards to individual executive officers. For 1997, the Company elected to implement the compensation and performance bonus award program described above taking into account the limitations imposed by Section 162(m) but without specific attempts to comply with the statute.

                                            Members of the Compensation
                                            Committee

                                            CHARLES J. ASCHAUER, JR., Chairman
                                            JOEL L. FLEISHMAN
                                            RANDALL F. BELLOWS

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation paid by the Company and its subsidiaries for services rendered in all capacities for the fiscal years ended December 31, 1997, 1996 and 1995, by those persons who were, at December 31, 1997, (i) the chief executive officer and (ii) the other four most highly compensated (based on eligible salary and bonus) executive officers of the Company and its subsidiaries whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Officers"). Pursuant to the rules and regulations promulgated under the Securities Exchange Act, columns otherwise required by the table have been omitted if there has been no compensation awarded to, earned by or paid to any of the Named Officers required to be reported in that column in any fiscal year covered by that table.

                                                                  LONG TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                            ----------------------
                                                                          SHARES
                                 ANNUAL COMPENSATION(1)                 UNDERLYING
          NAME AND             --------------------------     STOCK       STOCK         ALL OTHER
     PRINCIPAL POSITION        YEAR    SALARY    BONUS(2)   AWARDS(3)    OPTIONS     COMPENSATION(4)
     ------------------        ----    ------    --------   ---------   ----------   ---------------
Pete M. Nicholas.............  1997   $750,000   $    300   $      0     254,000        $131,012
Founder, Chairman, President   1996   $650,000   $500,000   $      0           0        $ 22,260
and Chief Executive Officer    1995   $620,833   $430,000   $315,035     250,000        $ 19,984

John E. Abele................  1997   $285,000   $    300   $      0      80,000        $ 84,203
Director and Founder           1996   $475,000   $240,000   $      0           0        $ 31,760
                               1995   $475,000   $215,650   $     35           0        $ 27,434
Lawrence C. Best.............  1997   $365,000   $      0   $      0     164,000        $  2,376
Senior Vice President          1996   $350,000   $225,000   $      0           0        $  2,139
Finance & Administration and   1995   $344,167   $180,000   $225,035     200,000        $  4,008
Chief Financial Officer

James M. Corbett(5)..........  1997   $325,000   $      0   $      0     114,000        $ 20,707
Senior Vice President and      1996   $277,500   $200,000   $      0           0        $  3,972
President -- Boston            1995   $245,378   $200,000   $     35     110,000        $123,740
Scientific International

Paul W. Sandman(6)...........  1997   $286,000   $      0   $      0      94,000        $ 39,562
Senior Vice President,         1996   $275,000   $140,000   $      0           0        $  3,891
Secretary and General Counsel  1995   $266,666   $140,000   $225,035     110,000        $  3,891

---------------

(1) The Company provides executive officers an executive benefit package, in addition to regular employee benefits such as contributory health insurance, consisting of (i) supplemental executive life insurance and (ii) an annual allowance in the amount of $25,000 for other benefits such as company cars, medical examinations and financial, estate and tax planning services. In 1997, 1996 and 1995, the Company paid $9,866, $4,215 and $4,700, respectively, for transportation services as an executive benefit for Mr. Pete Nicholas and in 1995 provided Mr. Corbett, prior to his becoming an executive officer, an auto allowance of approximately $7,400.

(2) Includes awards of approximately $300 in 1997 for each of Messrs. Pete Nicholas and Abele, and $650 in 1995 for Mr. Abele, in connection with the issuance of patents in their names pursuant to an established employee recognition program.

(3) In 1995, the Company issued with restriction an aggregate of 24,500 shares of Common Stock (having a value on the date of issuance of $45.00 per share) to certain executive officers of the Company (including 7,000 shares to Mr. Pete Nicholas and 5,000 shares to each of Messrs. Best and Sandman) in recognition of their significant contribution to the consummation of the Company's mergers and acquisitions publicly announced in 1995. The restrictions lapsed on January 22, 1996, the closing date of the merger with EP Technologies, Inc. Also in 1995, the Company issued without restriction one share of Common Stock (having a value on the date of issuance of approximately $35.00) to each employee of record as of June 1, 1995.

(4) Reflects for 1997 the dollar value of term life insurance premiums paid for each of the Named Officers in the amount of $472 on behalf of Messrs. Nicholas and Abele, $972 on behalf of Mr. Best, $410 on behalf of Mr. Corbett and $403 on behalf of Mr. Sandman, supplemental term life insurance premiums paid on behalf of Mr. Nicholas and Mr. Abele in the amounts of $21,288 and $30,788, respectively, and employer contributions to the Company's 401(k) Savings Plan on behalf of Mr. Best in the amount of $1,404 and on behalf of each of Messrs. Corbett and Sandman in the amount of $4,750. Also reflects for 1997 the maximum potential estimated dollar value of the Company's portion of insurance premium payments for executive split-dollar life insurance offered to executive officers of the Company, commencing June 1997. For 1997, the applicable dollar value for Messrs. Nicholas, Abele, Corbett and Sandman were $103,692, $49,813, $14,867 and $32,999, respectively. In addition, executive officers that elect executive split-dollar life insurance are reimbursed on an after-tax basis the portion of the policy premium paid by the executive officer. Reimbursed amounts for 1997 for Messrs. Nicholas, Abele, Corbett and Sandman were approximately $5,560, $3,130, $680 and $1,410, respectively. The Company will recover all premiums paid by it, generally fifteen to thirty years after purchase of the policy. The maximum potential value is calculated, pursuant to the rules and regulations of the Securities and Exchange Commission, as if the 1997 premiums were advanced to the executive officers without interest until the time the Company expects to recover the premium. Under the terms of the policies, the executive officers would receive significantly reduced value from the premiums paid by the Company if the executive were to leave the Company prior to retirement. Reflects for 1996 the dollar value of term life insurance premiums paid for each of the Named Officers in the amount of $972 on behalf of Messrs. Abele, Best and Nicholas, $898 on behalf of Mr. Corbett and $891 on behalf of Mr. Sandman, supplemental term life insurance premiums paid on behalf of Mr. Nicholas and Mr. Abele in the amounts of $21,288 and $30,788, respectively, and employer contributions to the Company's 401(k) Savings Plan on behalf of each of Mr. Best, Mr. Corbett and Mr. Sandman in the amount of $1,167, $3,000 and $3,000, respectively. Reflects for 1995 the dollar value of term life insurance premiums paid for each of the Named Officers in the amounts of $1,296 on behalf of Messrs. Nicholas and Abele, $1,008 on behalf of Mr. Best, $192 on behalf of Mr. Corbett and $891 on behalf of Mr. Sandman, supplemental term life insurance premiums paid on behalf of Mr. Nicholas and Mr. Abele in the amounts of $18,688 and $26,138, respectively, and employer contributions to the Company's 401(k) Savings Plan on behalf of each of Mr. Best, Mr. Corbett and Mr. Sandman in the amount of $3,000, $2,700 and $3,000, respectively. In 1995, the Company reimbursed Mr. Corbett for expenses incurred in connection with his relocation to Massachusetts in the amount of $120,848.

(5) James M. Corbett joined the Company in 1995 in connection with the merger with SCIMED Life Systems, Inc. and became an executive officer in 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth further information on grants of stock options to purchase the Company's Common Stock to the five Named Officers pursuant to the Company's 1995 Long-Term Incentive Plan during the fiscal year ended December 31, 1997. Portions of this information are also reflected in the Summary Compensation Table on page 17. In 1997, options to purchase 5,358,000 shares of the Company's Common Stock were granted to key employees and consultants of the Company.

                                                                                        POTENTIAL
                                           INDIVIDUAL GRANTS                       REALIZABLE VALUE AT
                         ------------------------------------------------------       ASSUMED ANNUAL
                         NUMBER OF    PERCENT OF TOTAL                                RATES OF STOCK
                           SHARES         OPTIONS        EXERCISE                   PRICE APPRECIATION
                         UNDERLYING       GRANTED         OR BASE                   FOR OPTION TERM(2)
                          OPTIONS     TO EMPLOYEES IN    PRICE PER   EXPIRATION   ----------------------
         NAME            GRANTED(1)         1997           SHARE        DATE         5%          10%
         ----            ----------   ----------------   ---------   ----------      --          ---
Pete M. Nicholas.......   240,000            4.5%        $49.6250       5/5/07    7,490,400   18,981,600
                           14,000           0.26%        $41.5625     12/19/07      365,960      927,360

John E. Abele..........    80,000            1.5%        $49.6250       5/5/07    2,496,800    6,327,200

Lawrence C. Best.......   150,000            2.8%        $49.6250       5/5/07    4,681,500   11,863,500
                           14,000           0.26%        $41.5625     12/19/07      365,960      927,360

James M. Corbett.......   100,000            1.9%        $49.6250       5/5/07    3,121,000    7,909,000
                           14,000           0.26%        $41.5625     12/19/07      365,960      927,360

Paul W. Sandman........    80,000            1.5%        $49.6250       5/5/07    2,496,800    6,327,200
                           14,000           0.26%        $41.5625     12/19/07      365,960      927,360

---------------

(1) All options may be exercised only so long as employment continues or within various limited time periods following termination of employment (such time periods depending upon the circumstances of termination), to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant. Except as described in the paragraph entitled "Options Vesting Upon Change in Control" below, in the event of a "change in control" of the Company, any option granted to executive officers under the 1992 Long-Term Incentive Plan not previously exercisable and vested will become fully vested and exercisable and the value of such option will be cashed out (other than in certain transactions accounted for as a pooling of interests) and, unless otherwise determined by the Committee, any options granted under the 1995 Long-Term Incentive Plan not previously exercisable and vested will be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options. Unexercised options generally vest over a period of five years and may be exercised until the tenth anniversary of the date of grant. The options to purchase 14,000 shares of Common Stock, which were granted to executive officers in 1997 in lieu of cash bonuses, vest over a period of one year. Payment of the exercise price and any required tax withholding may be satisfied in cash or by "cashless" exercise through the surrender of shares of Common Stock.

(2) These columns represent hypothetical future values of the Company's Common Stock obtainable upon exercise of stock options net of the option's exercise price, assuming that the market price of the Company's Common Stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect management's assessment of the Company's future stock price performance.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock exercised by the Named Officers during the fiscal year ended December 31, 1997 and unexercised options to purchase the Company's Common Stock granted under the 1995 Long-Term Incentive Plan, 1992 Long-Term Incentive Plan, certain SCIMED Life Systems, Inc. employee incentive plans assumed by the Company or written agreement to the five Named Officers and held by them at December 31, 1997.

                                                            NUMBER OF SHARES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                               SHARES                     DECEMBER 31, 1997(1)       AT DECEMBER 31, 1997(2)(3)
                             ACQUIRED ON     VALUE     ---------------------------   ---------------------------
           NAME               EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   --------    -----------   -------------   -----------   -------------
Pete M. Nicholas...........         0              0     150,000        489,000       4,331,250      5,287,250

John E. Abele..............         0              0     100,000        140,000       3,425,000      2,055,000

Lawrence C. Best...........         0              0     660,000        454,000      22,387,500      7,922,875

James M. Corbett...........    22,000      1,001,000           0        191,000               0      1,456,000

Paul W. Sandman............    10,000        674,750      55,000        179,000       1,379,125      1,740,000

---------------

(1) All options may be exercised only so long as employment continues or within various limited time periods following termination of employment (such time periods depending upon the circumstances of termination), to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant. Except as described in the paragraph entitled "Options Vesting Upon Change in Control" below, in the event of a "change in control" of the Company, any option granted to executive officers under the 1992 Long-Term Incentive Plan not previously exercisable and vested will become fully vested and exercisable and the value of such option will be cashed out (other than in certain transactions accounted for as a pooling of interests) and, unless otherwise determined by the Committee, any options granted under the 1995 Long-Term Incentive Plan not previously exercisable and vested will be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options. Unexercised options generally vest over a period of five years and may be exercised until the tenth anniversary of the date of grant. The options to purchase 14,000 shares of Common Stock, which were granted to executive officers in 1997 in lieu of cash bonuses, vest over a period of one year. Payment of the exercise price and any required tax withholding may be satisfied in cash or by "cashless" exercise through the surrender of shares of Common Stock.

(2) Reflects the difference between the exercise price per share and the last reported sales price ($45.875) of the Company's Common Stock on The New York Stock Exchange (NYSE) on December 31, 1997, the last trading day of 1997, multiplied by the applicable number of shares underlying the options.

(3) Does not include the value of unexercised options which were not in-the-money at December 31, 1997 (the applicable exercise price of the stock option exceeded the last reported sales price of the Company's Common Stock on the NYSE on December 31, 1997).

OPTIONS VESTING UPON CHANGE IN CONTROL

     As described in footnote 1 to the table entitled "Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Values" above, under certain circumstances all stock options granted executive officers under (i) the 1992 Long-Term Incentive Plan, including those granted to the Named Officers, become immediately vested and exercisable in full in the event of a "change in control" of the Company, as defined in the 1992 Long-Term Incentive Plan, and the value of all outstanding stock options will be cashed out (other than in certain transactions accounted for as a pooling of interests) and (ii) the 1995 Long-Term Incentive Plan, including those granted to the Named Officers, will, unless otherwise determined by the Committee, become immediately exercisable and be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Lawrence C. Best serves as Senior Vice President -- Finance and Administration and Chief Financial Officer of the Company pursuant to a letter agreement dated June 22, 1992. The agreement establishes the principal responsibilities of Mr. Best and provides for minimum annual base salary of $300,000 and minimum annual bonus of $25,000. In addition, the agreement provides for the grant of stock options to Mr. Best generally consistent with the terms of the Company's 1992 Long-Term Incentive Plan but providing for accelerated vesting upon termination without cause or following a material reduction in position, salary or responsibilities. Mr. Best is entitled to receive as annual retirement benefits $150,000 commencing at age 58 and continuing for not more than twenty years. The Company, however, will have no obligation to pay annual retirement benefits if the realizable value of applicable stock options exceeds the gross realizable value of the retirement benefits.

     Dale A. Spencer, a director of the Company and retired Executive Vice President, Office of the Chairman, of the Company, and formerly Chairman of the Board and Chief Executive Officer of SCIMED Life System, Inc. ("SCIMED") , entered into an Employment Agreement with the Company and SCIMED (as amended, the "Spencer Employment Agreement") which became effective as of February 24, 1995, the closing date of the merger between SCIMED and the Company. Under the Spencer Employment Agreement, Mr. Spencer received certain change-in-control payments in 1995 in the amount of approximately $1.6 million.

     The Spencer Employment Agreement has been amended to change Mr. Spencer's employment status, effective March 1, 1996, to that of a regular part-time employee reporting to the Chief Executive Officer of the Company or his designee. Mr. Spencer will be assigned such duties and responsibilities and perform such other assignments as are consistent with Mr. Spencer's expertise, experience and previous services to the Company. Mr. Spencer remains based in Minneapolis, Minnesota and is obligated to perform services for the Company for no more than 40 hours per month. Mr. Spencer's term as a regular part-time employee extends through March 1, 2004. Notwithstanding the foregoing, Mr. Spencer may terminate the Spencer Employment Agreement for any reason and the Company may terminate the Spencer Employment Agreement for cause. During the period of regular part-time employment, Mr. Spencer will be entitled to compensation equal to his final base salary as a full-time employee, and will be entitled to continued medical, dental, life insurance and disability benefits, but will not be entitled to receive a bonus.

     As a part-time employee, Mr. Spencer may provide consulting services to other companies, provided such services do not unreasonably interfere with his obligations under the Spencer Employment Agreement. In addition, so long as Mr. Spencer is an employee of the Company, he will be subject to various nonsolicitation and noncompetition restrictions, and, during that period and for two years thereafter, Mr. Spencer will be subject to a confidentiality undertaking with the Company.

     SCIMED also paid to Mr. Spencer $10,000 as reimbursement for his reasonable legal expenses incurred in connection with the negotiation of the Spencer Employment Agreement.

     Following the Company's merger with Target Therapeutics, Inc. ("Target") in April 1997, Joseph A. Ciffolillo, a director of the Company, served as interim general manager of Target supervising the integration of Target's operations into those of the Company. For these services, the Company paid Mr. Ciffolillo $150,000 and granted him an option, vesting immediately, to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The Company also compensated Mr. Ciffolillo $50,000 for other consulting services provided to the Company during 1997.

     In May of 1996, the Compensation Committee recommended to the Board of Directors of the Company, and the Board approved, retention agreements with key executives of the Company including the Named Officers ("Retention Agreements").

     The Retention Agreements provide for severance benefits in the event employment with the Company is terminated without Cause by the Company or by the executive for Good Reason within two years following a Change in Control, as well as certain nonsolicitation and confidentiality obligations. For purposes of the Retention Agreements, Cause generally means the willful engagement of criminal and fraudulent acts or gross misconduct that is demonstrably or materially injurious to the Company, monetarily or otherwise; Good Reason generally means, the happening of any of the following: (i) a meaningful and detrimental alteration in the executive's position or in the nature or status of the executive's responsibilities; (ii) a reduction by the Company in the executive's annual base salary; a failure by the Company to increase the executive's salary at a rate commensurate with that of other key executives of the Company; a reduction in the executive's annual bonus (expressed as a percentage of base salary) below the target in effect for the executive immediately prior to the Change in Control or any adverse change in the executive's long-term incentive opportunities in comparison to those in effect prior to the Change in Control; (iii) the relocation of the office of the Company where the executive was employed at the time of the Change in Control (the "CIC Location") to a location which is more that 50 miles away from the CIC Location or the Company's requiring the executive to be based more than 50 miles away from the CIC Location; (iv) the failure by the Company to continue in effect any incentive or deferred compensation plan in which the executive participates; (v) the failure by the Company to continue to provide equivalent benefits; (vi) the failure of the Company to pay the executive any amounts of salary, bonus or expense reimbursement then owed to the executive; (vii) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the Retention Agreement; and (viii) any purported termination of the executive's employment which is not effected pursuant to a proper notice of termination; and Change in Control generally means the happening of any of the following: (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the selection of directors (the "Company Voting Securities"); (b) individuals who, as of the effective date of the initial registration of an offering of stock under the Securities Act of 1933, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; (c) approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not beneficially, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (d) a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

     Severance benefits include payments equal to three times the sum of an executive's base salary plus the greater of the most recent bonus paid or the current year target bonus to be paid assuming all performance targets had been achieved, continuation of health and other welfare benefits for three years, legal fees and expenses incurred to contest a termination or to enforce the terms of the Retention Agreement, and a gross-up payment to offset any excise tax imposed by Section 4999 of the Internal Revenue Code. The Retention Agreements also provide for an amendment to the Company's 1992 Long-Term Incentive Plan to provide for the rollover of options in certain transactions accounted for as a pooling of interests rather than their being cashed out, and the acknowledgment that options granted under the Company's 1995 Long-Term Incentive Plan would become immediately exercisable upon a Change in Control.

                          CORPORATE PERFORMANCE GRAPH

     Set forth below is a line graph comparing (i) the cumulative total stockholder return on the Company's Common Stock, with (ii) the cumulative annual total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Medical Products and Supplies) Index for the period beginning May 19, 1992 (the date the Company's Common Stock began trading on the New York Stock Exchange) and ending December 31, 1997. The comparison assumes $100 was invested on May 19, 1992 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company was added to the Standard & Poor's 500 Stock Index commencing in February 1995.



                         [CORPORATE PERFORMANCE GRAPH]

                                                                          S&P
                                                                       Healthcare
                                                                        (Medical
                                                       Boston         Products and
  Measurement Period                                  Scientific        Supplies)         S&P 500
(Fiscal Year Covered)                                Corporation          Index         Stock Index
May 19, 1992                                            100.00           100.00            100.00
Dec. 31, 1992                                           122.79            99.81            107.02
Dec. 31, 1993                                            73.53            76.12            117.81
Dec. 31, 1994                                           102.20            90.26            119.36
Dec. 31, 1995                                           289.70           152.56            164.22
Dec. 31, 1996                                           352.93           175.09            201.92
Dec. 31, 1997                                           219.76           218.73            251.50

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1997. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders, except as follows: due to international travel, Mr. Paul LaViolette, Senior Vice President and Group President - Nonvascular Businesses, failed to timely report the cashless exercise of certain in-the-money stock options; the required filing was made with the following month's report. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Commission.

                              CERTAIN TRANSACTIONS

     The Company leases the property at 135 Forbes Boulevard, Mansfield, Massachusetts, from the 135 Forbes Boulevard Trust, of which Mr. Pete Nicholas is the sole trustee and Mr. Pete Nicholas and his wife are the beneficiaries. During 1997, the Company paid an aggregate of approximately $455,000 to 135 Forbes Boulevard Trust in rental payments. The Company guaranteed the obligations of the 135 Forbes Boulevard Trust under an industrial development loan due February 2001 issued with respect to the property. As of December 31, 1997, the outstanding principal balance of the industrial development loan was approximately $240,000.

     In July 1985, the Company entered into a license agreement with IABP Corporation ("IABP") pursuant to which the Company was granted an exclusive license for certain intra aortic balloon pump and catheter technology. Mr. Pete Nicholas, Mr. N.J. Nicholas, Jr. and Mr. John Abele, hold a majority equity interest in IABP. In consideration of the license, the Company pays royalties to IABP on sales of covered products. Royalties paid to IABP for 1997, 1996 and 1995 were $196,000, $239,000 and $380,000, respectively. In November 1997, IABP and the Company sold to an unrelated third party the Company's Cardiac Assist Division and related technology, including the technology licensed from IABP, for $7.3 million. Proceeds were allocated between IABP and the Company based on initial investment; the allocation was approved by a special committee of independent members of the Board of Directors of the Company. The Company recorded an immaterial gain on the sale.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 1998 fiscal year. A representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company not later than December 1, 1998, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope. Record holders may use electronic or telephonic voting by following the instructions printed on the enclosed proxy.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BOSTON SCIENTIFIC CORPORATION, ATTN: INVESTOR RELATIONS, ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537.

                                                                      1127-PS-98

                                                                        APPENDIX

                          BOSTON SCIENTIFIC CORPORATION
                      GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN


         1. Purpose. The purpose of the Boston Scientific Corporation Global Employee Stock Ownership Plan (the "Plan") is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Related Corporations and to provide additional incentives for such employees to promote the success of the business of the Company and its Related Corporations. The Plan is an amendment and restatement of the Boston Scientific Corporation 1992 Employee Stock Purchase Plan, as amended, and is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

         2. Definitions. As used in this Plan, the following terms shall have the meanings set forth below:

                  (a) Beneficiary means the person designated as beneficiary on the Optionee's Membership Agreement or, if no such beneficiary is named or no such Agreement is in effect at the Optionee's death, his or her beneficiary as determined under the provisions of the Company's program of life insurance for employees.

                  (b) Board means the Board of Directors of the Company.

                  (c) Code means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

                  (d) Committee means a committee of the Board appointed to administer the Plan in accordance with Section 4, consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan, and such officers or employees of the Company or a Participating Employee designated by the Committee to administer the operation of the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

                  (e) Company means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

                  (f) Compensation means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of Service, redundancy pay, or termination indemnities.

                  (g) Effective Date means the first business day that the Employees of a Participating Employer may participate in the Plan, as determined by the Committee in its sole discretion.

                  (h) Eligible Employee means an Employee who is eligible under the provisions of Section 7 to be granted an Option as of the first day of an Offering Period.

                  (i) Employee means an individual who is regularly scheduled to work for a Participating Employer for a continuous indefinite period of employment.

                  (j) Entry Date means, with respect to an Eligible Employee working for a Participating Employer, (1) the Effective Date for that Employee, (2) following the Effective Date, the first business day of each first and third calendar quarter of a calendar year, or (3) such other date as the Committee may determine. For an Eligible Employee of any affiliate of the Company who transfers to the permanent employment of a Participating Employer, the "Entry Date" means the start of the first practicable business day following the transfer, as determined by the Committee, in accordance with the policies and procedures of the Participating Employer.

                  (k) Fair Market Value means, with respect to Stock on a given date, the closing price of the Stock as reported in The Wall Street Journal for such date.

                  (l) Investment Date means, with respect to an Offering Period,
         (1) the next following business day after the Offering Termination Date, (2) the last business day of the next following calendar month, if Stock is in fact purchased on the New York Stock Exchange, or (3) such other date designated by the Committee.

                  (m) Membership Agreement means a written agreement described in Section 8.2 whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

                  (n) Offering Period means the period beginning, as determined by the Committee, on (1) the first business day coincident with or next following an Entry Date or (2) the first business day of the first and third calendar quarters of a calendar year (the "Offering Commencement Date") and ending on the last business day of the second and fourth calendar quarters of a calendar year (the "Offering Termination Date") or other generally six (6) month periods established by the Committee; provided, however, that the current Offering Period may cover the period from October 1, 1997 to June 30, 1998.

                  (o) Option means an option to purchase shares of Stock granted under the Plan.

                  (p) Optionee means an Eligible Employee to whom an Option is granted.

                  (q) Option Shares means shares of Stock subject to an Option.

                  (r) Participating Employer means the Company or any Related Corporation designated by the Committee to participate in the Plan as of an Entry Date.

                  (s) Plan means this Boston Scientific Corporation Global Employee Stock Ownership Plan, as set forth herein and as it may be amended from time to time.

                  (t) Related Corporation means the Company and every U.S. corporation which is: (i) a direct or indirect eighty percent (80%) or more-owned subsidiary of the Company; or (ii) a direct or indirect fifty percent (50%) or more-owned subsidiary of the Company designated by the Committee.

                  (u) Service means, as determined by the Participating Employer, continuous regular employment by an individual with the Company or one of the Related Corporations, including any approved leaves of absence.

                  (v) Stock means the common stock, $.01 par value per share, of the Company.

         3. Term of the Plan. The Plan as amended and restated shall become effective on October 1, 1997, provided that those amendments which require shareholder approval shall be effective subject to approval by the shareholders of the Company. No Option shall be granted under the Plan on or after September 30, 2007, but Options theretofore granted may extend beyond that date.

         4. Administration. The Plan shall be administered by the Committee, which shall have the authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine which Related Corporations shall become Participating Employers and as of what dates, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

         5. Amendment and Termination. The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock available for purchase under the Plan. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee's consent.

         6. Shares of Stock Subject to the Plan. No more than an aggregate of 1,500,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 8.9, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

         7. Eligibility. Each Employee of a Participating Employer shall be granted an Option on the first day of each Offering Period coincident with or next following the date on which such Employee meets all of the following requirements:

                  (a) The Employee is customarily employed by a Participating Employer for twenty (20) hours or more per week;

                  (b) The Employee will not, after grant of the Option, own stock possessing five or more percent of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee; and

                  (c) The Employee has properly completed a Membership Agreement electing to participate in the Plan and has returned it to the payroll department of the Company as described in Section 8.2.

An Employee who meets all of the foregoing requirements is referred to as an "Eligible Employee."

         8. Terms and Conditions of Options.

         8.1 General. All Options granted to Eligible Employees shall comply with the terms and conditions set forth in Sections 8.1 through 8.10. Subject to Sections 8.2(d) and 8.8, each such Option shall entitle the Optionee to purchase that number of shares calculated in accordance with Sections 8.1 through 8.10 or such lesser number or value of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under an Option.

         8.2 Membership Agreement/Payroll Deductions.

                  (a) An Eligible Employee may elect to purchase shares of Stock under his or her Option during an Offering Period by completing a Membership Agreement and returning it to the personnel department of the Participating Employer at least ten business days prior to the beginning of such Offering Period. The Membership Agreement shall indicate the percentage of the Eligible Employee's Compensation (from 1% through 10%, in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period.

                  (b) After the commencement of the Offering Period, no Eligible Employee shall be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, the Eligible Employee may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a written request therefore to the personnel department of the Participating Employer no later than ten (10) business days prior to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Eligible Employee's written request has been received. As soon as practicable following the last day of the Offering Period, he or she shall receive a distribution of the accumulated payroll deductions, without interest.

                  (c) Any Membership Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a written request to discontinue payroll deductions for that Offering Period or modified by submission of a new Membership Agreement, or until the Optionee's termination of Service for any reason.

                  (d) Notwithstanding the provisions of this Section 8, an Eligible Employee may not be granted an Option if the Eligible Employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations accrue at a rate which exceeds $25,000 of Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.

                  (e) An Optionee may purchase Stock under the Plan only by payroll deduction. An Optionee may not make payroll deductions under the Plan for any period or periods after his or her termination of Service, even if he or she is then being paid salary continuation, severance benefits or other similar forms of compensation.

         8.3 Purchase Price. The purchase price of Option Shares shall be shared by the Optionee and the Company. The Optionee's share with respect to Stock purchased on an Investment Date for an Offering Period shall be (i) the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) (whichever is applicable) eighty-five percent (85%) of the Fair Market Value of the Stock on the Offering Termination Date, if the Stock is acquired from the Company; or (2) eighty-five percent (85%) of the actual purchase price for such Stock on the Investment Date if the Stock is, in fact, purchased on the New York Stock Exchange. The Company's share shall be the Fair Market Value or actual purchase price of the Stock (as the case may be) purchased for the Offering Period, less the Optionee's share, as described in the preceding sentence.

         8.4 Exercise of Options. To the extent practicable, all of the Optionee's payroll deductions accumulated during the Offering Period will be applied to purchase Option Shares on the Investment Date. On such date, and provided the Optionee is in-Service on the last day of the Offering Period, the Optionee shall purchase the number of shares purchasable by his or her accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 8.1, provided that:

                  (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan; and

                  (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

Accumulated payroll deductions, to the extent in excess of the aggregate purchase price of the shares purchased by the Optionee on an Investment Date or in excess of the $25,000 limit described in Section 8.2(d), shall be applied for the next Offering Period. At the request of the Optionee, following an Employee's withdrawal from the Plan, an Employee's termination of Service or as may be required by law, the excess payroll deductions shall be refunded to the Optionee, without interest, as soon as practicable.

         8.5 Delivery of Stock.

                  (a) Except as provided below, as soon as administratively practicable after the Investment Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee for that Offering Period. A Stock certificate representing the number of shares purchased will be issued in the Optionee's name only, or if the Optionee so requests in writing, not later than the last day of the Offering Period, in the name of the Optionee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities Exchange Commission or other body having jurisdiction shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

                  (b) Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 8.5, or to deliver the same to such agents, trustees and fiduciaries for the benefit of the Optionee as the Company may select, for the period transfer of such shares is limited by this Plan (and thereafter, until the Optionee requests delivery of such stock in writing). In that event, the Optionee shall have all of the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee's death while any shares are so held, such shares shall be delivered to the

         Optionee's Beneficiary promptly following the Committee's receipt of evidence satisfactory to the Committee of the Optionee's death.

                  (c) The Company or the Participating Employer shall pay all costs associated with issuing the Stock certificate or certificates described in subparagraph (a) above.

                  (d) In lieu of issuing Stock certificates, the Committee may establish electronic book entry procedures (such as DWAC) to record an Optionee's Stock acquired under the Plan. Notwithstanding, the Optionee shall always have the right to request the issuance of a Stock certificate to evidence all or any number of the whole shares of Stock he or she has purchased under the Plan.

         8.6 Restrictions on Transfer.

                  (a) Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

                  (b) Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or other disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction. The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of the Shares within two years of the first day of the Offering Period of those Shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares. The Company shall also have the right to place a legend on certificates setting forth the restriction on transferability of such shares.

         8.7 Expiration. Each Option shall expire at the close of business on the Investment Date or on such earlier date as may result from the operation of
Section 8.

         8.8 Termination of Employment of Optionee. If an Optionee ceases for any reason to be in-Service, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee's accumulated payroll deductions shall be returned, without interest, as soon as practicable, to the Optionee or his or her Beneficiary, as the case may be, by the Participating Employer. For purposes of this Section 8.8, an Optionee shall be deemed to be in-Service throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to Service prior to the termination of such period, his or her Service shall be deemed to have ended on the ninety-first (91st) day of such leave of absence. Distributions upon death will be made as soon as administratively practicable after the Optionee's death upon presentation of satisfactory proof of death to the Participating Employer.

         8.9 Capital Changes Affecting the Stock. In the event that, during an Offering Period, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the commencement of the Offering Period, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale of conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the last day of the Offering Period to receive shares of stock or other securities equivalent in kind and value to the shares of stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the last day of the Offering Period. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board of the Company's shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the commencement of the Offering Period, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

         8.10 Return of Accumulated Payroll Deductions. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, at the request of Optionee, in the event that accumulated payroll deductions exceed the price of shares purchased or exceed the $25,000 limit described in Section 8.2(d), such amount shall be returned by the Participating Employer to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the end of the Offering Period in which the same were deducted. Accumulated payroll deductions held by the Participating Employer shall not bear interest nor shall the Participating Employer be obligated to segregate the same from any of its other assets.

         9. No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor to either, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

         10. Tax Withholding. If, at any time, a Participating Employer is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Stock, the Participating Employer shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Participating Employer the amount of taxes required to be withheld, or, in lieu thereof, the Participating Employer shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

         11. Participating Employer with Non-U.S. Residents. With respect to any Participating Employer which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan, or an Option granted under the Plan, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

         12. Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

                                     BOSTON
                                   SCIENTIFIC












                                  DETACH HERE


                                     PROXY

                         BOSTON SCIENTIFIC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PETE M. NICHOLAS, PAUL W. SANDMAN and LAWRENCE J. KNOPF, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of Common Stock, par value $.01 per share, and, if applicable, hereby directs the trustee of the employee benefit plan shown on the reverse side hereof to vote all of the shares of Common Stock allocated to the account of the undersigned, of Boston Scientific Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at BankBoston Corporate Headquarters, 100 Federal Street, Boston, Massachusetts on Tuesday, May 5, 1998, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANY PROXY STATEMENT FOR THE ANNUAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


-----------                                                          -----------
SEE REVERSE     (PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN     SEE REVERSE
   SIDE               PROMPTLY IN THE ENCLOSED ENVELOPE)                 SIDE
-----------                                                          -----------

                       INSTRUCTIONS FOR VOTING YOUR PROXY

Record holders have three alternative ways of voting their proxies.
1. By Telephone (using a touch-tone telephone)
2. Through the Internet (using a browser)
3. By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5 P.M. E.S.T., May 4, 1998.

TELEPHONE VOTING:
- There is no charge for this call.
- On a Touch Tone Telephone call TOLL FREE 1-888-807-7899 24 hours per day - 7 days a week.
- You will be asked to enter the Control Number which is located above your name and address below.
- Have your proxy card ready, then follow these instructions:

--------------------------------------------------------------------------------
OPTION #1: To vote AS THE BOARD OF DIRECTORS RECOMMENDS on ALL proposals, press 1.
--------------------------------------------------------------------------------

       Your vote will be confirmed and cast as you directed. END OF CALL.

--------------------------------------------------------------------------------
     OPTION #2. If you choose to vote ON EACH PROPOSAL SEPARATELY, press 2.
                       You will hear these instructions:
--------------------------------------------------------------------------------

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD YOUR VOTE FROM All
            Nominees, press 2;
            To vote FOR EACH NOMINEE SEPARATELY, press 3. Please listen to the instructions to cast your votes.

Proposal 2: To vote AS THE BOARD OF DIRECTORS RECOMMENDS, press 1; to vote
            AGAINST, press 2; to ABSTAIN, press 3.

       Your vote will be confirmed and cast as you directed, END OF CALL.

INTERNET VOTING:

- As with all Internet access, usage or server fees must be paid by the user (stockholder).
- Visit our Internet voting site at http://www.equiserve.com/proxy/ and follow the instructions on your screen. These instructions are similar to those above for telephone voting.

VOTING BY MAIL:

- Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

--------------------------------------------------------------------------------
If you vote via telephone or the Internet, it is not necessary to return your proxy by mail. Please note that the last vote received whether by telephone, Internet or mail, will be the vote counted. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------

                                  DETACH HERE


[X] Please mark
    votes as in
    this example.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS.
--------------------------------------------------------------------------------

1. Election of Directors,                   2. To amend and restate the Boston
                                               Scientific Corporation 1992
   Nominees:  Joseph A. Ciffolillo, N.J.       Employee Stock Purchase Plan.
              Nicholas, Jr. and Dale A.
              Spencer

                FOR           WITHHELD           FOR     AGAINST      ABSTAIN
                ALL           FROM ALL           [ ]       [ ]          [ ]
              NOMINEES        NOMINEES
                [ ]             [ ]

[ ] ____________________________________     3. To transact such other business
  For all nominees except as noted above        as may properly come before the
                                                meeting or any adjournment or
                                                postponement thereof.

                                             MARK HERE IF YOU PLAN TO ATTEND
                                             THE MEETING                     [ ]

                                             MARK HERE FOR ADDRESS CHANGE AND
                                             NOTE AT LEFT                    [ ]

                                             Sign exactly as name appears on
                                             this Proxy. If the shares are
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, partners, custodians,
                                             guardians, attorneys and corporate
                                             officers should add their full
                                             titles.


Signature: ______________ Date: _______  Signature: _______________ Date:_______